Exhibit 99.1

Boston Private Financial Holdings Reports First Quarter Results

•

First quarter 2009 GAAP net income from continuing operations of $5.2 million. After accounting for non-cash adjustments to equity, preferred dividends and charges related to discontinued operations, BPFH reported a GAAP loss per share of $0.09.

•	Cash net income of $4.8 million and cash earnings per share of $0.07.

•	Improved capital position on a linked quarter basis, boosting Tangible Common Equity (“TCE”) to Tangible Assets (“TA”) ratio 31 basis points to 5.41%.

•	Increased revenue 12% to $98.3 million, up $10.2 million from prior quarter.

•

Strengthened overall reserves, increasing allowance for loan losses as percentage of total loans by 6 basis points to 1.69% from the prior quarter. Provision expense was $16.6 million for the quarter, down 27% from prior quarter.

•	Charge-off rate of 93 basis points of total loans on annualized basis, or $12.8 million.

Boston, MA – April 21, 2009 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) today reported first quarter 2009 GAAP net income from continuing operations of $5.2 million, up from a reported GAAP net loss from continuing operations of $18.7 million in the fourth quarter of 2008.

BPFH reported a first quarter 2009 GAAP loss per share of $0.09 compared to a GAAP loss per share of $0.47 reported in the fourth quarter of 2008. This first quarter loss per share was driven by preferred dividends and non-cash accounting adjustments to equity which totaled $8.4 million ($0.13 per share) and charges from discontinued operations of $1.9 million ($0.03 per share).

The quarterly improvement of GAAP net income from continuing operations was driven primarily by reduced loan loss provisions, lower operating expenses and net gains on the sale of loans and investments. Cash net income for the first quarter was $4.8 million and cash earnings per share were $0.07, compared to cash earning per share of $0.04 in the fourth quarter 2008.

“Despite the ongoing challenges presented by the current economy, our strategy of diversification by both geography and business line allowed us to increase revenues and deliver positive net income from continuing operations in the first quarter,” said Timothy L. Vaill, Chairman and CEO. “We remain intensely focused on operating from a position of capital strength by optimizing our use of capital, taking a prudent and conservative approach to our credit portfolios and controlling expenses. We continue to improve our capital position, while at the same time we are supporting and investing in our affiliates, enabling them to overcome challenging conditions and capitalize on growth opportunities in their respective markets.”

Key Financials

“During the quarter we continued to build on our existing capital strength through the contribution of cash earnings, resulting in a TCE/TA ratio of 5.41%, up 31 basis points from last quarter,” said David

J. Kaye, Chief Financial Officer. “Our proactive approach to risk management continued to be a critical element of our careful management of capital. We had a relatively low charge-off rate of 93 basis points of total loans and reduced provision for loan losses by 27% from the previous quarter. Of note, our GAAP loss per share for the quarter was primarily driven by non-cash accounting adjustments which do not affect overall capital and liquidity levels.”

•	Revenue for the first quarter was $98.3 million, up $10.2 million, or 12%, on a linked quarter basis.

•	Net interest income for the first quarter was $50.6 million, up $0.7 million, or 1%, on a linked quarter basis.

•

Expenses for the first quarter were $74.4 million, up $3.8 million, or 5%, on a linked quarter basis, primarily reflecting the seasonality of certain expenses. Expenses were reduced by 4% compared to the same period last year.

•	Total balance sheet assets for the first quarter were $7.2 billion, down $95 million, or 1% on a linked quarter basis.

Private Banking

In the Private Banking segment, total deposits increased 3% during the first quarter to $5.1 billion and were up 16% on a year-over-year basis. Total loans increased 1% during the first quarter to $5.5 billion and were up 2% on a year-over-year basis. The carrying value of the non-strategic loan portfolio in Southern California was further reduced to $22 million from $34 million (at December 31, 2008) through the sale/resolution of 6 loans, resulting in a $4.0 million net gain. Non-performing assets as a percentage of total assets increased to 1.67%, up from 1.49% in the fourth quarter of 2008. Net charge-offs for the first quarter were $12.8 million, which represented approximately 93 basis points of total loans on an annualized basis, compared to $4.1 million of net charge-offs during the fourth quarter of 2008, or 28 basis points of total loans on an annualized basis.

Wealth Advisory and Investment Management

The Wealth Advisory and Investment Management segment experienced a reduction in assets under management (“AUM”) and fee income as a result of the market performance in the quarter, which has negatively impacted most asset-based financial services providers. Total AUM/advisory (from consolidated and unconsolidated affiliates including the private banking wealth management business) decreased 6% or $1.8 billion to $25.6 billion in the first quarter. AUM outflows for the first quarter were $731 million. Total AUM was down 26% on a year-over-year basis, compared to the S&P 500, which declined 40% in the same period.

Investment management and trust fees for the first quarter were $28.1 million, down $3.9 million, or 12%, on a linked quarter basis. Investment management and trust fees were down 28% compared to the same period in 2008. In addition, wealth advisory fees for the first quarter were $10.2 million, down $0.3 million, or 3%, on a linked quarter basis. Wealth advisory fees were down 6% compared to the same period in 2008.

Summary

“As we continue to proceed through a challenging and difficult economic environment, we are focused on a few key areas – strengthening our capital base, carefully managing credit, risk, and expenses, and targeting growth opportunities in our local markets,” Vaill concluded. “We saw progress in terms of positive net income from continuing operations this quarter and continue to believe in the fundamental strength of our diversified business model and our focus on serving high net worth customers across the private banking, wealth management and investment management industries.”

Dividend Payments

Concurrent with the release of the first quarter 2009 earnings, the Board of Directors of the Company declared a cash dividend to shareholders of $0.01 per share. The record date for this dividend is May 1, 2009 and the payment date is May 15, 2009.

Cash Earnings

The Company calculates its cash earnings by adjusting net income attributable to the Company to exclude net amortization of purchased intangibles and the impact of certain non-cash share based compensation plans, and includes non-cash valuation adjustments, net and the related tax benefits that result from purchase accounting that are deferred under GAAP. Further, the Company also reduces net income attributable to the Company for the amount of dividends paid on preferred securities in determining cash basis earnings. In addition to GAAP earnings, the Company believes its cash earnings report the additional value to shareholders generated by purchase accounting adjustments and the non-cash share based compensation plans. (A detailed reconciliation table is attached.)

Conference Call

Management will hold a conference call at 8:00 a.m. Eastern Time on Wednesday, April 22, to discuss the financial results in more detail. To access the call:

Dial In #: (800) 299-9086

International Dial In #: (617) 786-2903

Passcode: 17709179

Replay Information:

Available from 4/22/2009 to 4/29/2009

Dial In #: (888) 286-8010

International Dial In #: (617) 801-6888

Passcode: 25180369

The call will be simultaneously webcast and may be accessed, together with the related slide deck, on the Internet by linking through www.bostonprivate.com.

Boston Private Financial Holdings, Inc.

BPFH is a national financial service organization comprised of independently operated affiliates located in key regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company enters demographically attractive markets through acquisitions and then expands by way of organic growth. It employs a distinct business strategy, empowering its affiliates to run independently to best serve their clients at the local level, while at the same time providing strategic oversight and access to resources, both financial and intellectual, to support management, compliance, legal, marketing, and operations. (NASDAQ: BPFH).

For more information about BPFH, visit the Company’s website at www.bostonprivate.com.

Note to Editors:

Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is an independently operated and wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH and do not reflect or impact the results of Boston Private Bank & Trust Company.

###

CONTACT:

Catharine Sheehan

Senior Vice President, Corporate Communications

Boston Private Financial Holdings, Inc.

(617) 912-3767

csheehan@bostonprivate.com

John Hartz

Sloane & Company

212-446-1872

jhartz@sloanepr.com

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s private banking and asset investment advisory activities, changes in interest rates, competitive pressures from other financial institutions, continued deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans, changes in loan defaults and charge-off rates, adequacy of loan loss reserves, reduction in deposit levels necessitating increased borrowing to fund loans and investments, the promulgation of adverse government regulation or accounting statements or principles, the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired, and risks related to the identification and implementation of acquisitions, as well as the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K, as updated by our quarterly reports on Form 10Q and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

(In thousands, except per share data)	March 31, 2009	March 31, 2008	December 31, 2008
FINANCIAL DATA:

Total Balance Sheet Assets	$7,172,146	$6,889,849	$7,266,750
Total Equity	660,727	628,578	648,676
Investment Securities	824,863	728,542	872,158
Goodwill	105,090	316,227	105,090
Intangible Assets, Net	65,962	107,299	68,309

Commercial Loans	2,549,140	2,406,407	2,479,547
Construction and Land Loans	677,713	846,702	696,792
Residential Mortgage Loans	1,874,415	1,795,814	1,902,482
Home Equity and Other Consumer Loans	412,246	330,843	397,040

Total Loans	5,513,514	5,379,766	5,475,861

Loans Held for Sale and OREO	44,942	8,735	51,545

Deposits	5,058,733	4,370,379	4,920,605
Borrowings	1,312,959	1,742,158	1,520,463

Book Value Per Common Share	$9.75	$16.32	$10.16
Market Price Per Share	$3.51	$10.59	$6.84

ASSETS UNDER MANAGEMENT AND ADVISORY (9):

Private Banking	$3,799,000	$4,727,000	$4,066,000
Investment Managers	13,860,000	20,057,000	15,144,000
Wealth Advisory	7,176,000	8,635,000	7,357,000
Less: Inter-company Relationship	(14,000)	(20,000)	(16,000)

Consolidated Affiliate Assets Under Management and Advisory (9)	$24,821,000	$33,399,000	$26,551,000

Unconsolidated	775,000	1,050,000	815,000

Total Unconsolidated Assets Under Management and Advisory (9)	$25,596,000	$34,449,000	$27,366,000

FINANCIAL RATIOS:
Stockholders’ Equity/Total Assets	9.21%	9.12%	8.93%
Tangible Equity/Tangible Assets	6.99%	3.17%	6.70%
Tangible Common Equity/Tangible Assets (1)	5.41%	3.78%	5.10%
Allowance for Credit Losses/Total Loans	1.76%	1.77%	1.71%

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2009	March 31, 2008	December 31, 2008
OPERATING RESULTS:
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$52,368	$51,482	$51,681
FTE Adjustment	1,750	1,868	1,799

Net Interest Income	50,618	49,614	49,882

Investment Management and Trust Fees:
Private Banking	6,596	7,815	7,070
Investment Managers	21,469	31,130	24,894

Total Investment Management Fees	28,065	38,945	31,964

Total Wealth Advisory Fees	10,181	10,785	10,520
Other Fees	1,269	2,512	(3,666)

Total Fees	39,515	52,242	38,818

Investment Gains	3,443	602	946
Gain/(Loss) on Sale of Loans and OREO, Net	4,290	357	(4,155)
Gain on Retirement of Debt	407	11,324	2,607

Total Fees and Other Income	47,655	64,525	38,216

Total Revenue	98,273	114,139	88,098

Provision for Loan Losses	16,636	19,648	22,814

Salaries and Employee Benefits	45,473	51,329	42,510
Occupancy and Equipment	8,651	8,384	8,697
Professional Services	6,057	4,845	5,652
Marketing and Business Development	2,286	2,819	2,353
Contract Services and Processing	1,916	1,813	1,930
Amortization of Intangibles	2,358	3,136	2,250
(Credit)/Provision for Unfunded Loan Commitments	(171)	92	(1,457)
Other	7,858	5,401	8,682

Total Operating Expense	74,428	77,819	70,617

Operating Income/(Loss), before Tax	7,209	16,672	(5,333)
Impairment, Net (8)	—	20,600	18,179

Income/(Loss) from Continuing Operations, before Tax	7,209	(3,928)	(23,512)
Income Tax Expense/(Benefit)	2,021	5,481	(4,766)

Income/(Loss) from Continuing Operations, net of Tax	5,188	(9,409)	(18,746)
Discontinued Operations, net of Tax (9)	(1,875)	400	(5,984)

Net Income/(Loss)	3,313	(9,009)	(24,730)

Less: Net Income/(Loss) Attributable to the Noncontrolling Interest, net of Tax	447	835	189

Net Income/(Loss) Attributable to the Company	$2,866	$(9,844)	$(24,919)

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2009	March 31, 2008	December 31, 2008
RECONCILIATION OF GAAP EARNINGS
TO CASH EARNINGS:

Net Income/(Loss) Attributable to the Company	$2,866	$(9,844)	$(24,919)

Cash Basis Earnings/(Loss) (2)
Book Amortization of Purchased Intangibles, Net	$1,282	$1,785	1,236
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,069	1,136	1,181
Stock options, ESPP, and Other Stock Compensation, Net	707	833	974
Non-cash Valuation Adjustments, Net	1,358	20,600	25,049
Dividends Paid on Preferred Securities (3)(4)	(2,511)	—	(715)

Total Cash Basis Adjustment	$1,905	$24,354	$27,725

Cash Basis Earnings/(Loss)	$4,771	$14,510	$2,806

	Three Months Ended		Three Months Ended
	March 31, 2009	March 31, 2008	December 31, 2008
PER SHARE DATA:

Calculation of Income (Loss) for EPS:

Income/(Loss) from Continuing Operations, net of Tax	$5,188	$(9,409)	$(18,746)
Less: Net Income/(Loss) Attributable to the Noncontrolling Interest, net of Tax	447	835	189

Income/(Loss) from Continuing Operations Attributable to the Company	$4,741	$(10,244)	$(18,935)
Increase in Redemption Value, Net	(1,146)	—	—
Accretion of Beneficial Conversion Feature (3)	(4,367)	—	(3,909)
Accretion of Preferred Series C Discount (4)	(380)	—	(126)
Dividends Paid on Preferred Securities (3)(4)	(2,511)	—	(715)

Loss from Continued Operations Available to the Common Shareholder	$(3,663)	$(10,244)	$(23,685)
(Loss)/Income from Discontinued Operations Available to the Common Shareholder	$(1,875)	$400	$(5,984)
Net Loss Available to the Common Shareholder	$(5,538)	$(9,844)	$(29,669)

Interest on Convertible Trust Preferred
Securities, Net of Tax for Cash EPS	$—	$740	$—

Calculation of Average Shares Outstanding:
Weighted Average Basic Shares (5)	64,649	37,810	63,255
Weighted Average Diluted Shares for cash EPS	65,656	41,539	63,701

(Loss)/Earnings per Share - Basic and Diluted:
Loss per Share from Continued Operations	$(0.06)	$(0.27)	$(0.37)
(Loss)/Income per Share from Discontinued Operations	$(0.03)	$0.01	$(0.10)
Net Loss per Share	$(0.09)	$(0.26)	$(0.47)

RECONCILIATION OF GAAP LOSS PER SHARE
TO CASH EARNINGS/(LOSS) PER SHARE:
(on a Diluted Basis)

Loss per Share (GAAP Basis)	$(0.09)	$(0.26)	$(0.47)
Cash Basis Adjustment	0.16	0.63	0.51

Cash Basis Earnings/(Loss) Per Diluted Share	$0.07	$0.37	$0.04

	Three Months Ended		Three Months Ended
	March 31, 2009	March 31, 2008	December 31, 2008
OPERATING RATIOS & STATISTICS:
Return on Average Equity	1.93%	(5.39)%	(14.36)%
Return on Average Assets	0.19%	(0.52)%	(1.40)%
Net Interest Margin	3.19%	3.32%	3.16%
Total Fees and Other Income/Total Revenue	48.49%	56.53%	43.38%
Loans Charged-off, Net for the Three Months Ended	$12,774	$1,687	$4,058

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

AVERAGE BALANCE SHEET:	Three Months Ended			Three Months Ended
	March 31, 2009			March 31, 2008
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
AVERAGE ASSETS
Earning Assets
Cash and Investments	$1,109,032	$8,739	3.19%	$884,286	$10,043	4.54%
Loans
Commercial and Construction	3,192,700	47,402	5.96%	3,142,400	55,667	7.02%
Residential Mortgage	1,874,025	26,965	5.76%	1,798,327	27,599	6.14%
Home Equity and Other Consumer	402,314	4,513	4.50%	317,033	5,227	6.59%

Total Earning Assets	6,578,071	87,619	5.35%	6,142,046	98,536	6.38%

Allowance for Loan Losses	(91,751)			(73,532)
Cash and due From Banks	78,094			78,390
Other Assets	560,970			798,978

TOTAL AVERAGE ASSETS	$7,125,384			$6,945,882

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$544,972	$1,232	0.92%	$661,782	$3,247	1.97%
Money Market	1,497,794	6,261	1.70%	1,859,869	13,845	2.99%
Certificate of Deposit	2,004,354	15,225	3.08%	1,106,709	12,481	4.54%

Total Deposits	4,047,120	22,718	2.28%	3,628,360	29,573	3.28%
Junior Subordinated Debentures and Other Long-term Debt	256,621	3,271	5.10%	522,596	5,835	4.47%
FHLB Borrowings and Other	1,115,536	9,262	3.32%	1,221,782	11,646	3.77%

Total Interest-Bearing Liabilities	5,419,277	35,251	2.63%	5,372,738	47,054	3.51%

Non-interest Bearing Demand Deposits	957,166			764,626
Payables and Other Liabilities	41,843			129,674

Total Liabilities	6,418,286			6,267,038
Redeemable Non-Controlling Interest	20,060			10,342
Stockholders’ Equity	687,038			668,502

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$7,125,384			$6,945,882

Net Interest Income		$52,368			$51,482
Net Interest Margin		3.19%			3.32%

PRIVATE BANKING LOAN DATA AND CREDIT QUALITY (6):	March 31, 2009	March 31, 2008	December 31, 2008
Commercial Loans:
New England	$997,437	$914,683	$986,381
Northern California	849,090	726,479	821,308
Southern California	228,593	273,221	220,636
South Florida	334,151	342,474	322,639
Pacific Northwest	140,686	150,546	129,727

Total Commercial Loans	$2,549,957	$2,407,403	$2,480,691

Construction and Land Loans:
New England	$115,171	$93,709	$107,991
Northern California	233,235	148,827	225,536
Southern California	15,264	262,920	21,477
South Florida	252,263	268,966	265,075
Pacific Northwest	61,780	72,280	76,713

Total Construction and Land Loans	$677,713	$846,702	$696,792

Residential Mortgage Loans:
New England	$1,057,034	$1,040,972	$1,087,843
Northern California	211,355	169,810	211,976
Southern California	43,714	10,826	29,204
South Florida	559,915	546,828	549,601
Pacific Northwest	2,397	27,378	23,858

Total Residential Mortgage Loans	$1,874,415	$1,795,814	$1,902,482

Home Equity and Other Consumer Loans:
New England	$91,299	$57,047	$87,619
Northern California	81,550	58,443	78,159
Southern California	22,432	13,560	15,333
South Florida	209,168	193,578	209,466
Pacific Northwest	4,407	3,716	2,683

Subtotal Home Equity and Other Consumer Loans	$408,856	$326,344	$393,260

Total Private Banking Loans	$5,510,941	$5,376,263	$5,473,225

	March 31, 2009	March 31, 2008	December 31, 2008
Allowance for Credit Losses:
New England	$27,427	$24,375	$26,127
Northern California	17,390	12,559	15,622
Southern California	11,795	38,661	11,597
South Florida	26,246	16,330	25,895
Pacific Northwest	14,213	3,175	14,139

Total Allowance for Credit Losses	$97,071	$95,100	$93,380

Classified Loans (7):
New England	$14,269	$11,348	$3,210
Northern California	14,591	—	10,875
Southern California	60,541	145,105	41,493
South Florida	65,671	34,476	57,495
Pacific Northwest	43,124	6,641	34,968

Total Classified Loans	$198,196	$197,570	$148,041

Non-performing Assets:
New England	$5,997	$7,240	$6,476
Northern California	8,955	479	6,102
Southern California	39,300	52,383	45,002
South Florida	39,668	20,672	31,803
Pacific Northwest	25,955	5,704	19,248

Total Non-performing Assets	$119,875	$86,478	$108,631

Loans 30-89 Days Past Due:
New England	$7,468	$13,147	$6,641
Northern California	5,080	726	5,080
Southern California	6,743	10,510	6,276
South Florida	6,188	1,357	5,072
Pacific Northwest	2,375	—	658

Total Loans 30-89 Days Past Due	$27,854	$25,740	$23,727

Loans Charged-off, Net for the Three Months Ended:
New England	$—	$1,005	$1,598
Northern California	106	15	394
Southern California	3,782	592	386
South Florida	2,959	75	9
Pacific Northwest	5,927	—	1,671

Total Net Loans Charged-off, Net	$12,774	$1,687	$4,058

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

(1)	The Company calculates tangible common equity by adjusting total equity to exclude the equity from the TARP funding of $154 million for December 31, 2008 and March 31, 2009 and includes the redeemable non-controlling interests of $43.2 million, $40.3 million and $39.4 million for March 31, 2009, December 31, 2008 and March 31, 2008, respectively.
(2)	The Company calculates its cash earnings/(loss) by adjusting net income/(loss) to exclude the amortization of the purchased intangibles (net of tax), the tax benefit on the portion of the purchase price allocated to goodwill, which is deductible over a 15 year life, non-cash valuation adjustments, certain non-cash share based compensation plans (net of tax), and warrant expense. The benefit on the portion of the purchase price allocated to goodwill deferred under GAAP accounting but are included in cash earnings since the tax savings (lower tax payment) will be retained unless the acquired company is sold. The computation of cash earnings per share includes the effect of dividends paid or accrued on Preferred Securities but excludes the accretion of the beneficial conversion feature, the change in redemption values related to minority interest and the accretion of the Preferred Series C Discount. The Company uses certain non-GAAP financial measures, such as Cash Earnings/(Loss), to provide information for investors to effectively analyze financial trends of ongoing business activities.
(3)	Accretion of the beneficial conversion feature and dividends paid on the preferred securities that the Company issued during the third quarter of 2008. In accordance with EITF 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversions, the beneficial conversion feature is accounted for as a preferred stock dividend and reduces the income available to common shareholders.
(4)	Accretion of the preferred discount and dividends paid on the preferred securities that the Company issued during the fourth quarter of 2008.
(5)	The diluted EPS computation for the three months ended March 31, 2009, March 31, 2008 and December 31, 2008, does not assume: exercise or contingent issuance of options or other dilutive securities; conversion of the convertible trust preferred securities or the two classes of the preferred securities; nor the exercise of the warrants because the results would have been antidilutive. As a result of the antidilution, the potential common shares excluded from the diluted EPS computation are as follows:

	Three Months Ended
	March 31, 2009	March 31, 2008	December 31, 2008
Potential common shares from the convertible trust preferred securities	3,228,687	3,186,750	3,228,687
Potential common shares from the exercise or contingent issuance of the options or other dilutive securities	1,007,156	761,892	1,821,926
Potential common shares from the conversion of the two classes of preferred stock	7,261,091	—	7,261,091
Potential common shares from the exercise of the warrants	—	—	361,496

In addition, if the effect of the conversion of the trust preferred securities would have been dilutive, interest expense, net of tax, related to the convertible trust preferred securities of $0.7 million would be added back to net income for diluted EPS computations for the periods presented.

(6)	The concentration of the Private Banking loan data and credit quality is based on the location of the lender.
(7)	Classified loans include loans classified as either substandard, doubtful, or loss.
(8)	Gross impairment expense for the three months ended March 31, 2008 and December 31, 2008 was $20.6 million and $28.0 million, respectively.
(9)	On March 31, 2009 the Company announced the sale of its affiliates Boston Private Value Investors and Sand Hill Advisors, as a result prior period, and current financial information related to the firms are included with discontinued operations. Prior period AUM, for comparative purposes, was adjusted to exclude the assets managed from the discontinued operations.